Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned directors of CSX CORPORATION, a Virginia Corporation, which is to file with the Securities and Exchange Commission, Washington, D. C., a Form 10‑K for fiscal year ended December 31, 2019 hereby constitutes and appoints Angela C. Williams and Nathan D. Goldman his/her true and lawful attorneys‑in‑fact and agents, for him/her and in his/her name, place and stead to sign said Form 10‑K, and any and all amendments thereto, with power where appropriate to affix the corporate seal of CSX Corporation thereto and to attest said seal, and to file said Form 10‑K, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys‑in‑fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

/s/ DONNA M. ALVARADO	/s/ DAVID M. MOFFETT
Donna M. Alvarado	David M. Moffett
February 12, 2020	February 12, 2020

/s/ PAMELA L. CARTER	/s/ LINDA H. RIEFLER
Pamela L. Carter	Linda H. Riefler
February 10, 2020	February 12, 2020

/s/ STEVEN T. HALVERSON	/s/ SUZANNE M. VAUTRINOT
Steven T. Halverson	Suzanne M. Vautrinot
February 12, 2020	February 12, 2020

/s/ PAUL C. HILAL	/s/ J. STEVEN WHISLER
Paul C. Hilal	J. Steven Whisler
February 12, 2020	February 12, 2020

/s/ JOHN D. MCPHERSON	/s/ JOHN J. ZILLMER
John D. McPherson	John J. Zillmer
February 12, 2020	February 12, 2020